Exhibit 4.20

31
Recorded 12/28/2012 10:13
Doc: SD Rcpt#: 294459
Grant Walraven, C.S.C.
GORDON County, Ga
DEED Bk: 1805 Pgs: 332-346

--Space Above This Line for Recorder's Use--

AFTER RECORDING RETURN TO:

METROPOLITAN TITLE AGENCY, INC.
1820 The Exchange, Suite 550
Atlanta, Georgia 30339
Phone: 770-933-0073
FAX: 770-933-0233

Assessor's Parcel No.: C13-018A and C13 019

DEVELOPMENT AUTHORITY OF GORDON COUNTY
as Grantor

to

MASLAND CARPETS, LLC
as Grantee

DEED TO SECURE DEBT AND SECURITY AGREEMENT

Dated December 28, 2012

15066207v.3

1

STATE OF GEORGIA    )
)
COUNTY OF GORDON    )

DEED TO SECURE DEBT AND SECURITY AGREEMENT

THIS INDENTURE (this "Security Deed") is made on December 28, 2012, by the Development Authority of Gordon County ("Borrower"), a Georgia public body corporate and politic, whose address for purposes of this Security Deed shall be 300 South Wall Street, Calhoun, Georgia 30701, to Masland Carpets, LLC ("Lender'"), a Georgia limited liability company, whose address for purposes of this Security Deed shall be 2208 South Hamilton Street Extension, Dalton, Georgia 30721.

W I T N E S S E T H:

FOR AND IN CONSIDERATION of the loan to Borrower by Lender resulting in the indebtedness that is hereinafter more particularly described, and in order to secure the same, Borrower does hereby irrevocably grant, bargain, remise, alien, set over, convey, transfer, confirm, pledge, and assign unto Lender the following described property located in Gordon County, State of Georgia, and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes;

TOGETHER with all buildings, improvements, tenements, and fixtures now or hereafter erected or fixed on or to the aforesaid property, including, but not limited to, those for the purposes of supplying or distributing heating, cooling, electricity, gas, water, air, and light, all elevators, and related machinery and equipment, fire sprinklers and integrated fire detection devices, security and access control apparatus, structural plumbing, storm windows, and all heretofore or hereafter vacated alleys and streets abutting the aforesaid property, and all easements, rights, appurtenances, rents (subject, however, to the assignment of rents to Lender herein), royalties, mineral, oil, and gas rights and profits, water, water rights, and water stock appurtenant to the aforesaid property, and all machinery, equipment, engines, boilers, incinerators, building materials, appliances, and goods of every nature whatsoever now located in, or on, or used, or intended to be used in connection with the aforesaid property that were purchased by Borrower from Lender (excluding any such items that would be deemed to be fixtures, as all hereinafter acquired fixtures would be included; including, but not limited to, movable fire prevention and extinguishing apparatus, bath tubs, water heaters, water closets, sinks, ranges, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, and trees and plants), and Borrower's rights to insurance proceeds, unearned insurance premiums, and choses in action with respect to the Property (as defined below); all of which, including replacements and additions thereto (other than any additional equipment or furniture that was not included in the purchase from Lender) shall be deemed to be and remain a part of the real property covered by this Security Deed; and all of the foregoing, together with such property are herein referred to as the "Property";

TOGETHER with all right, title, and interest in, to, and under any and all leases now or hereinafter in existence (as amended or supplemented from time to time) and covering space in or applicable to the Property, except for the Lease Agreement, dated as of December 1, 2012, between Borrower, as lessor, and Lender, as lessee (hereinafter referred to collectively as the "Leases" and singularly as a "Lease"), together with all rents, earnings, income, profits, benefits, and advantages arising from the Property and from the Leases and all other sums due or to become due under and pursuant thereto, and together with any and all guarantees, letter of credit rights, and other supporting obligations of or under any of the Leases (collectively, the "Rents"), and together with all rights, powers, privileges, options, and other benefits of Borrower as lessor under the Leases, including, without limitation, the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under the Leases or pursuant to any of the provisions thereof, whether as rent or otherwise, the right to accept or reject any offer made by any tenant pursuant to its Lease to purchase the Property and any other property subject to the Lease as therein provided and to perform all other necessary or appropriate acts with respect to such Leases as Lender and attorney-in-fact for Borrower, and the right to make all waivers and agreements, to give and receive all notices, consents, and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct, and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and to do any and all other things whatsoever that the Borrower is or may become entitled to do under any such Lease together with all accounts, general intangibles, payment intangibles, contract rights, franchises, interests, estates, or other claims, both at law and in equity, relating to the Property, to the extent not included in rent, earnings, and income under any of the Leases;

TOGETHER with all agreements, contracts, certificates, guaranties, supporting obligations, warranties, instruments, licenses, plans, specifications, and other records and documents, now or hereafter entered into, and all rights therein and thereto, pertaining to the use, occupancy, construction, management, or operation of the Property and any part thereof and any improvements on the Property and any part thereof and all right, title, and interest of Borrower therein, including the right to receive and collect any sums payable to Borrower thereunder and all deposits or other security or advance payments made by Borrower with respect to any of the services related to the property or the operation thereof; and

TOGETHER with any and all proceeds resulting or arising from the foregoing, including all condemnation and insurance proceeds (collectively, the "Collateral"), and Borrower hereby grants a first priority lien and security interest in favor of Lender in all of the Collateral that constitutes personal property.

TO HAVE AND TO HOLD the Property and all parts, rights, members, and appurtenances thereof, in fee simple, to the use, benefit, and behoof of Lender and its successors and assigns forever.

THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Property to Lender and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage.

THIS SECURITY DEED is given for the purpose of conveying real and personal property in order to secure the hereinafter described indebtedness and any future advances, whether such advances are obligatory or to be made at the option of Lender, or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the elate of the execution hereof. The security title created by this Security Deed, as to third persons, with or without actual knowledge hereof, shall be valid as to all such indebtedness and such future advances, from the elate of recordation of this Security Deed, and shall have priority.

Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to grant, convey, assign, and pledge the Property, that the Property is unencumbered, and that Borrower will warrant and defend the title to the Property against all claims and demands arising by or through Borrower, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender's interest in the Property.

THIS SECURITY DEED IS A DEED passing legal title pursuant to the laws of the State of Georgia governing deeds to secure debt, and is also a security agreement granting a present and continuing security interest and security title in the portion of the Premises constituting personal property or fixtures, pursuant to the Uniform Commercial Code of the State of Georgia, and it is not a mortgage. This Security Deed is made and intended to secure payment and performance of the following:

(i) an indebtedness of Borrower to Lender evidenced by that certain Taxable Revenue Bond (Masland Carpets, LLC Real Estate Project), Series 2012A (the "Bond"), dated this elate, executed by Borrower in favor of Lender, in the original principal amount of FIVE MILLION THREE HUNDRED THIRTY NINE THOUSAND TWO HUNDRED SEVENTEEN DOLLARS AND THREE CENTS ($5,339,217.03), bearing interest and being due and payable as therein provided, with a final payment being due thereunder on November 1, 2017, if not sooner paid; (ii) all obligations, liabilities, and indebtedness of Borrower to Lender arising under or evidenced by that certain Loan Agreement, dated this date (the "Loan Agreement"), between Lender and Borrower; (iii) any and all renewal or renewals, extension or extensions, modification or modifications thereof, and substitution or substitutions therefor, either in whole or in part; (iv) all advances, if any, made by Lender pursuant to the terms of this Security Deed; (v) all expenses incident to the collection of the indebtedness secured by this Security Deed; (vi)
all duties and obligations of Borrower under this Security Deed, and (vii) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Security Deed and all other instruments and documents evidencing, securing, or governing the terms of the indebtedness evidenced by the Loan Agreement and the Bond.

The obligations, liabilities, and indebtedness that this Security Deed is given to secure are hereinafter sometimes collectively called the "Secured Obligations." The term "Credit Documents" as used herein shall mean and include the Bond, the Loan Agreement, this Security Deed, the Guaranty Agreement, dated this date (the "Guaranty"), by Masland Carpets LLC and The Dixie Group, Inc., as guarantors, in favor of Lineage PCR, Inc., as assignee of the Lender, the Assignment and Security Agreement, dated this date, between Borrower and Lender, and any and all other agreements, or documents that may now exist or may hereafter be executed by

Borrower or any other Credit Party as evidence of or as collateral for any or all of the Secured Obligations or pursuant to which any or all of the Secured Obligations may be now or hereafter created or secured or which now or hereafter relate in any other way to the Secured Obligations. The term "Credit Party" as used herein shall mean Borrower and any other person or entity now or hereafter liable, whether primarily, secondarily, or contingently, for the payment of the Secured Obligations or any part thereof, including without limitation any principal maker, endorser, guarantor, or surety and the heirs, legal representatives, successors, and assigns thereof

ARTICLE I

COVENANTS OF BORROWER

Section 1.1.    Payment of Principal and Interest. Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Loan Agreement, any late charges provided in the Loan Agreement, and all other sums secured by this Security Deed. Unless applicable law provides otherwise, all payments received by Lender from Borrower under the Bond or any other Credit Document shall be applied by Lender in the following order of priority: (i) as specified in the Bond, (ii) interest payable on advances made pursuant to any provision of any Credit Document, (iii) principal of advances made pursuant to any provision of any Credit Document, and (iv) any other sums secured by any Credit Document in such order as the Lender, at the Lender's option, may determine.

Section 1.2.    Junior Encumbrances.    Without the prior written consent of Lender, Borrower shall not create or permit to exist arty liens or encumbrances on the Premises that are junior and inferior in terms of priority to this Security Deed.

Section 1.3.    Lender's Acts on Behalf of Borrower.    In the event Borrower shall either fail or refuse to pay or cause to be paid, as the same shall become due and payable, any item that Borrower is required to pay hereunder or that Borrower may pay to cure a default under this Security Deed, or in the event Borrower shall either fail or refuse to do or perform any act that Borrower is obligated to do or perform under this Security Deed or that Borrower may do or perform to cure a default under this Security Deed, or in the event Lender shall be required, or shall find it necessary or desirable in Lender's discretion, to defend, enforce, or protect any of the rights and benefits accruing to Lender under any provision of this Security Deed (including, without limitation, Lender's interest in the Premises, insurance and condemnation proceeds, and the Rents) then Lender, at Lender's option, may make such payment or do or perform such act on behalf of Borrower, or proceed in any manner to defend, enforce, or protect any such rights and benefits. All such payments made by Lender and all costs and expenses incurred by Lender in doing or performing all such acts shall be and shall become part of the Secured Obligations and shall bear interest at the rate per annum five (5) percentage points in excess of the highest rate of interest then being charged with respect to any portion of the Secured Obligations from the date paid or incurred by Lender, and the interest thereon shall also be part of the Secured Obligations.

Section 1.4.    Further Assurances. Borrower shall at any time, and from time to time, upon request by Lender, make, execute, and deliver, or cause to be made, executed, and delivered, any and all other and further instruments, documents, certificates, agreements, letters, representations, and other writings as may be necessary or desirable, in the opinion of Lender, in order to effectuate, complete, correct, perfect, or continue and preserve the liability and obligation of Borrower for payment of the Secured Obligations and the lien, security interest, and security title of Lender under this Security Deed. Borrower shall, upon request by Lender, certify in writing to Lender, or to any proposed assignee of this Security Deed, the amount then owing on the Secured Obligations and whether or not any setoffs or defenses exist against all or any part of the Secured Obligations.

Section 1.5.    Rents and Leases. Borrower shall fully and faithfully perform all of the duties and obligations of the lessor, landlord, or owner of the Premises under the Leases and observe, satisfy, and comply with all of the terms, covenants, conditions, agreements, requirements, restrictions, and provisions of the Leases, and do all acts otherwise necessary to maintain and preserve the Rents and prevent any diminishment or impairment of the value of the Leases or the Rents or the interest of Borrower or Lender therein or thereunder. Without the prior written consent of Lender, Borrower shall not further assign the Rents or the Leases; shall not terminate, alter, modify, or amend in any respect, or accept the surrender of, any of the Leases; and shall not collect Rents for more than one (1) month in advance.

Section 1.6.    Inspection. Borrower shall permit any person designated by Lender to visit and inspect the Premises and to examine the books of account and other records of Borrower with respect to the Premises, all at such reasonable times and intervals as Lender may desire.

Section 1.7.    Subrogation. Lender shall be subrogated to all right, title, equity, liens, and claims of all persons to whom Lender has paid or pays money in settlement of claims, liens, encumbrances, or charges or in the acquisition of any right or title for Lender's benefit under this Security Deed or for the benefit and account of Borrower.

Section 1.8.    Restriction on Transfer. Without the prior written consent of Lender thereto (which consent may be granted or withheld at Lender's sole and absolute discretion) and the recordation of such consent in the public deed records in the Office of the Clerk of the Superior Court of the County in which the Premises or any part thereof is located, prior to the cancellation, satisfaction, and release by Lender of this Security Deed, Borrower shall not grant, bargain, sell, convey, transfer, assign, or exchange all or any portion of the Premises or the interest of Borrower in the Premises. The foregoing proscription shall apply to any such sale, conveyance, transfer, assignment, or exchange, whether made with or without consideration, and whether arising voluntarily or involuntarily, by reason of merger, consolidation, or reorganization, by operation of law, or otherwise.

ARTICLE II

REMEDIES UPON EVENT OF DEFAULT

Upon the occurrence of an Event of Default (as defined in the Loan Agreement), Lender may, at its option and election and without notice to Borrower, do any one or more of the following:

Section 2.1.    Acceleration of Secured Obligations. Lender may immediately declare all or any portion of the Secured Obligations to be immediately due and payable, whereupon the same shall be and shall become due and payable forthwith without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

Section 2.2.    Entry and Possession. Lender may enter upon the Premises or any part thereof and take possession thereof, excluding therefrom Borrower and all agents, employees, and representatives of Borrower; employ a manager of the Premises or any part thereof; hold, store, use, operate, manage, control, maintain, and lease the Premises or any part thereof; conduct business thereon; make all necessary and appropriate repairs, renewals, and replacements; insure or keep the Premises insured; and carry out or enter into agreements of any kind with respect to the Premises.

Section 2.3.    Collection of Rents. Lender may collect and receive all Rents, and apply the same to the Secured Obligations, after deducting therefrom all costs, charges, and expenses of taking, holding, managing, and operating the Premises, including the reasonable fees and expenses of Lender's attorneys and agents actually incurred.

Section 2.4.    Payments. Lender may pay any sum or sums deemed necessary or appropriate by Lender to protect the Premises or any part thereof or Lender's interest therein.

Section 2.5.    Other Remedies. Lender may exercise all rights and remedies contained in any other instrument, document, agreement, or other writing now or hereafter evidencing or securing the Secured Obligations or any part thereof, or heretofore, concurrently herewith, or in the future executed by Borrower in favor of Lender in connection with any transaction resulting in the Secured Obligations, or any part thereof, including, without limiting the generality of the foregoing, the Credit Documents.

Section 2.6.    Appointment of Receiver.    Lender may make application to any court and be entitled to the appointment of a receiver to take charge of the Premises or any part thereof without alleging or proving, or having any consideration given to, the insolvency of Borrower, the value of the Premises as security for the Secured Obligations, or any other matter usually incident to the appointment of a receiver.

Section 2.7. UCC Remedies. With respect to the personal property and fixtures in which a security interest is herein granted, at Lender's option, Lender may exercise any or all of the rights accruing to a secured patty under this instrument, the Uniform Commercial Code (0.C.G.A. §§ 11-9-101 et seq.), and any other applicable law. Borrower shall, if Lender requests, assemble all such personal property and make it available to Lender at a place or places, to be designated by Lender, which shall be reasonably convenient to Borrower and Lender. Any notice required to be given by Lender of a public or private sale, lease, or other disposition of the personal property or any other intended action by Lender may be personally delivered to Borrower or may be deposited in the United States mail with postage prepaid duly addressed to Borrower at the address shown in the paragraph herein captioned "Notices," or at any other address theretofore designated by Borrower in writing to Lender, at least five (5) business days prior to such proposed action, and shall constitute reasonable and fair notice to Borrower of any such action.

Section 2.8.    Power of Sale. Lender may sell the Premises, or any part, parcel, or portion thereof or any interest of Borrower therein separately, at Lender's discretion, with or without taking possession thereof, at a public sale or public sales before the courthouse door of the county in which the Premises or any part thereof are located, to the highest bidder for cash, after first giving notice of the time, place, and terms of such sale or sales by advertisement published once a week for four weeks (without any regard for the number of days between the date the first such notice is published and the date on which any such sale commences) in the newspaper in which advertisements of sheriff's sales are published in such county. Such advertisement so published shall be notice to Borrower, and Borrower hereby expressly waives all other notices. Lender may bid and purchase at any such sale, and Lender, as agent and attorney-in-fact for Borrower and in Borrower's name, may execute and deliver to the purchaser or purchasers at any such sale a sufficient conveyance of the Premises, or the part or parcel thereof or the interest therein that is sold. Lender's conveyance may contain recitals as to the occurrence of any Event of Default, and such recitals shall be presumptive evidence that all preliminary acts prerequisite to any such sale and conveyance were in all respects duly complied with. The recitals made by Lender shall be binding and conclusive upon Borrower, and the sale and conveyance made by Lender shall divest Borrower of all right, title, interest, and equity that Borrower may have or have had in, to, and under the Premises, or the part or parcel thereof or the interest therein that is sold, and shall vest the same in the purchaser or purchasers at such sale or sales. Lender may hold one or more sales hereunder until the Secured Obligations have been satisfied in full. Borrower hereby constitutes and appoints Lender as Borrower's agent and attorney-in-fact to make such sale or sales, to execute and deliver such conveyance or conveyances, and to make such recitals, and Borrower hereby ratifies and confirms all of the acts and doings of Lender as Borrower's agent and attorney-in-fact hereunder. Lender's agency and power as attorney-in-fact hereunder are coupled with an interest; cannot be revoked by bankruptcy, insolvency, incompetency, death, dissolution, or otherwise; and shall not be exhausted until the Secured Obligations have been satisfied in full. The proceeds of each sale by Lender hereunder shall be applied first to the costs and expenses of the sale and of all proceedings in connection therewith (including without limitation the fees and expenses of Lender's attorneys in connection therewith), then to the payment of the balance of the Secured Obligations, and the remainder, if any, shall be paid to Borrower or to the parties entitled thereto by law. If the proceeds of any sale are not sufficient to pay the Secured Obligations in full, Lender shall determine, at Lender's option and in Lender's discretion, the portions of the Secured Obligations to which the proceeds (after deducting therefrom the costs and expenses of the sale and all proceedings in connection therewith) shall be applied and in what order the proceeds shall be so applied. Borrower covenants and agrees that, in the event of any sale pursuant to the agency and power herein granted, Borrower shall be and become a tenant holding over and shall deliver possession of the Premises, or the part thereof or interest therein sold, to the purchaser or purchasers at the sale or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

All of the foregoing rights and remedies are cumulative of and in addition to, and not restrictive of or in lieu of, any right or remedy provided for by statute, or now or hereafter existing at law or in equity. Lender may, at Lender's election and in Lender's sole discretion, exercise each and every such right and remedy concurrently or separately or in any combination.

ARTICLE III
ADDITIONAL PROVISIONS

The following terms and conditions shall constih1te additional covenants and agreements by Borrower:

Section 3.1.    Non-Residential Status of Premises. Borrower represents and warrants to Lender that neither all of the Premises nor any part thereof is to be used as a dwelling place by Borrower at the time this Security Deed is entered into and, accordingly, the notice requirements of O.C.G.A. § 44-14-162.2 shall not be applicable to any exercise of the power of sale contained in this Security Deed.

Section 3.2.    Commercial Transaction. The interest of Lender under this Security Deed and the liability and obligation of Borrower for the payment of the Secured Obligations arise from a "commercial transaction" within the meaning of O.C.G.A. § 44-14-260(1). Accordingly, pursuant to O.C.G.A. § 44-14-263, Borrower waives any and all rights that Borrower may have to notice prior to seizure by Lender of any interest in personal property of Borrower that constitutes part of the Premises, whether such seizure is by writ of possession or otherwise.

Section 3.3.    Applicable Law. This Security Deed shall be governed by, construed under, and interpreted and enforced in accordance with the laws of the State of Georgia.

Section 3.4.    Forbearance.    Lender shall not be deemed to waive any of Lender's rights or remedies under this Security Deed unless such waiver be expressed in writing and signed by or on behalf of Lender. No delay, omission, or forbearance by Lender in exercising any of Lender's rights or remedies shall operate as a waiver of such rights or remedies. A waiver in writing on one occasion shall not be construed as a waiver of any right or any remedy on any future occasion.

Section 3.5.    Time. Time is and shall be the essence of this Security Deed and the covenants and agreements by Borrower.

Section 3.6.    Captions.    Any captions or headings preceding the text of separate sections, paragraphs, and subparagraphs hereof are solely for reference purposes and shall not affect the meaning, construction, interpretation, or effect of the text.

Section 3.7.    Notices. All notices, requests, and other communications hereunder shall be in electronic, telephonic (confirmed in writing), or written form and shall be given to the party to whom sent, addressed to such person at its address set forth above. Each such notice, request, or communication shall be effective (i) if given by telecopy, when such communication is transmitted to the telecopy number from time to time designated by the party receiving such notice in writing (any such notice, request, or communication sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the other provisions of this Section, but such confirmation requirement shall not affect the date on which such telecopy shall be deemed to be effective for purposes hereof); (ii) if given by mail, three (3) business days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, addressed as aforesaid; (iii) if sent for overnight delivery by Federal Express or other reputable national overnight delivery service, one (1) business day after such communication is entrusted to such service for overnight delivery and with recipient signature required, addressed as aforesaid; or (iv) if given by any other means, when delivered at the address of the party to whom such notice is being delivered. Either party may, by written notice to the other, designate a different address for receiving notices hereunder; provided, however, that no change in Borrower's address for receiving notices hereunder shall be effective until Lender has actually received notice thereof.

Section 3.8. Severability. Wherever possible, each provision of this Security Deed shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Deed shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Deed.

Section 3.9.    Definitions. The word "Borrower" as used herein shall include the legal representatives, successors, and assigns of Borrower as if so specified at length throughout this Security Deed, and all covenants, agreements, duties, obligations, liabilities, and responsibilities of Borrower shall be binding upon and enforceable against the legal representatives, successors, m1d assigns of Borrower. The word "Lender" as used herein shall include the transferees, successors, legal representatives, and assigns of Lender as if so specified at length throughout this Security Deed, and all rights of Lender under this Security Deed shall inure to the benefit of the transferees, successors, legal representatives, and assigns of Lender. Without limiting the generality of the foregoing, Lender may assign, grant a security interest in, or otherwise transfer this Security Deed to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. Borrower agrees that the assignments made of this Security Deed shall not subject Lender to or transfer or pass or in any way affect or modify any obligation of Borrower under the Secured Obligations, it being understood and agreed that all such obligations of Borrower shall be and remain enforceable only against Borrower.

Section 3.10. WAIVERS.    BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE STATE OF GEORGIA OR THE CONSTITUTION OF THE UNITED STATES OF AMERICA TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED TO LENDER BY THIS SECURITY DEED, AND WAIVES BORROWER'S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE UNDER POWER DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECURITY DEED ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT PRIOR NOTICE OR JUDICIAL HEARING OR BOTH. ALL WAIVERS BY BORROWER IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY, AND KNOWINGLY BY BORROWER, AFTER BORROWER HAS BEEN AFFORDED AN OPPORTUNITY TO BE INFORMED BY COUNSEL OF BORROWER'S CHOICE AS TO POSSIBLE ALTERNATIVE RIGHTS. BORROWER'S EXECUTION OF THIS SECURITY DEED SHALL BE CONCLUSIVE EVIDENCE OF THE WAIVER AND THAT SUCH WAIVER HAS BEEN VOLUNTARILY, INTELLIGENTLY, AND KNOWINGLY MADE.

Section 3.11. Limited Obligations. It is understood and agreed that in the performance of the agreements of Borrower herein contained, any obligation it may thereby incur for the payment of money shall not constitute a general obligation of Borrower but shall be a limited obligation of Borrower payable solely out of the proceeds of the Premises, including the Rents, and no recourse shall be had or claim shall be made against any other assets, properties, or revenues of Borrower to satisfy any obligations of Borrower under this Security Deed.

Section 3.12. Uniform Commercial Code Security Agreement.    (a) This Security Deed is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Property that under applicable law may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants Lender a security interest in such items. The parties intend for this Security Deed to create a lien and security interest and security title in the Property and an absolute assignment of the Rents, all in favor of Lender. This Security Deed constitutes a security agreement under the Uniform Commercial Code of the State in which the Property is located, covering all personal property, fixtures, and leases and rents.

(b) Borrower hereby authorizes Lender to file one or more financing statements and such other documents as Lender may from time to time require to perfect or continue the perfection of Lender's security interest in any Property, including personal property, fixtures, and rents. Borrower shall pay all fees and costs that Lender may incur in filing such documents in public offices and in obtaining such record searches as Lender may reasonably require. In case Borrower fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Borrower hereby appoints Lender as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Security Deed or the rights or obligations of the parties under it.

For the purposes set forth herein, the respective addresses of Borrower, as debtor, and Lender, as secured party, are as set forth in the preambles of this Security Deed.

Section 3.13. Attorneys' Fees. Wherever the phrase "reasonable attorneys' fees" or similar phrases are used in this instrument or in the other Credit Documents, such phrase shall not mean the statutory attorneys' fees provided for by O.C.G.A § 13-1-11 but instead shall mean reasonable attorneys' fees actually incurred by Lender.

[Signatures and Seals To Follow]

IN WITNESS WHEREOF, Borrower has executed and delivered this Security Deed and Lender has accepted this Security Deed, all as of the day and year first written above.

DEVELOPMENT AUTHORITY OF GORDON COUNTY

By: ______________________
Chairman

ATTEST:

____
Secretary

[SEAL]

Signed, sealed and delivered this
19th day of December, 2012,
in the presence of:

____
Unofficial Witness

____
Notary Public

My Commission Expires:

Dec 1, 15

[NOTARY SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO DEED TO SECURE DEBT AND SECURITY AGREEMENT]

MASLAND CARPETS, LLC

By: _____________________(SEAL)
Jon A. Faulker, President

Signed, sealed and delivered this
14th day of December, 2012,
in the presence of:

Unofficial Witness

Notary Public

My Commission Expires:

July 6, 2016

[NOTARY SEAL]

BARBARA BRICKMAN
STATE OF TENNESSEE
NOTARY PUBLIC
HAMILTON COUNTY

[SIGNATURE PAGE TO DEED TO SECURE DEBT AND SECURITY AGREEMENT]